Exhibit 4.0

SUBSCRIPTION AGREEMENT

Subscription Amount $	Number of Shares

The offer and sale of the shares of common stock of Fuda Group (USA) Corporation, par value $0.0001 per share (the “Shares”), a Delaware corporation (the “Company”), to the undersigned (the “Investor”) is being registered under the Securities Act of 1933, as amended (the “Securities Act”), as described in the prospectus effective as of ________________ (the “Prospectus”).

The Investor hereby agrees as follows:

I. IRREVOCABLE SUBSCRIPTION FOR SHARES

A. The Investor irrevocably subscribes for and agrees to purchase up to the whole number of Shares shown above (the “Subscription Amount”). The Investor has been provided with a copy of and has had an opportunity to review the Prospectus.

B. The Investor understands and agrees that the Company reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in any part, at any time prior to its acceptance by the Company, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company; the Company may do so in counterpart form.

C. The Investor understands that no fractional Shares will be issued, and that the dollar amount corresponding to any fractional Share which the Investor would otherwise be entitled to purchase hereunder will be returned promptly to the Investor.

II. PAYMENT BY THE INVESTOR

Upon acceptance of this Subscription Agreement by the Company, the Investor will immediately deliver to the Company the Subscription Amount in available funds either by check, cash or wire transfer. Payment of the Subscription Amount in immediately available funds for the Shares must be received no later than 1 day after acceptance of this Subscription Agreement.

III. REPRESENTATIONS AND COVENANTS OF THE INVESTOR

A. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach of or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency or with any agreement or other undertaking to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of such entity’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same, or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.

B. The Investor hereby (i) acknowledges that the Company and others will rely upon the Investor’s confirmations, acknowledgments, agreements and binding commitment to purchase Shares, and (ii) agrees that the Company is entitled to rely upon this agreement and the terms, representations and warranties hereof.

IV. GENERAL

A. Direct Purchase. The Investor understands and acknowledges that the Investor is purchasing the Shares directly from the Company and not from any agent, broker or underwriter.

B. Severability. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof, shall be severable.

C. Binding Effect. This Subscription Agreement shall be binding upon the Investor and the heirs, personal representatives, successors and assigns of the Investor.

D. Transferability. Neither this Subscription Agreement nor any rights that may accrue to an Investor hereunder may be transferred or assigned.

E. Choice of Law. NOTWITHSTANDING THE PLACE WHERE THIS SUBSCRIPTION AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement as of the date set forth below.

Signature:
(Name and capacity of person signing if Investor other than an individual)

Date:_______________, 2016

Name of Investor
(Name in which the Shares are to be Registered)

Investor’s Social Security Number or Taxpayer Identification Number:

If the Investor is an individual, the Investor’s State/Providence of Residence is:

If the Investor is a corporation, partnership trust or other legal entity it:

• is organized under the laws of:___________________________________;

• has its principal place of business in ______________________________; and

• was formed for the purpose of:___________________________________.

Address of Principal Place of Business:

Street:

City, State, Zip Code

ACCEPTANCE BY FUDA GROUP (USA) INC.

Fuda Group (USA) Inc. has accepted this Subscription Agreement for _________ Shares as of the date set forth below and as evidenced by the signature of its authorized officer.

Xiaobin Wu, President

Date: _______________, 2016

PAYMENT PROCEDURES

You must pay the Subscription Amount by check or wire transfer. Money orders cannot be accepted under any circumstances. All checks should be made payable to:

FUDA GROUP (USA) INC.

or wire immediately available funds to ___________________________________

pursuant to the wire instructions set forth ________________________________

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the certificate for the Shares are to be sent to someone other than the Investor to whom the Shares are to be registered (e.g., to the Investor’s brokerage account).

Mail the certificate for the Shares to:

Name:

Street:

City, State, Zip Code

Contact Information for Delivery Instructions:

Name:

Phone Number: